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                                                                    EXHIBIT 10.6

                                November 7, 2002

Gemstar-TV Guide International, Inc.
135 North Los Robles Ave.
Suite 800
Pasadena, California  91101

Gentlemen:

          Notwithstanding anything to the contrary contained in the Restructuring Agreements (as defined in the Umbrella Agreement (the "Umbrella Agreement") of even date herewith among Dr. Henry Yuen, Ms. Elsie Ma Leung, The News Corporation Limited and Gemstar-TV Guide International, Inc. (the "Company")), Dr. Yuen and the Company agree that:

          1. The Company will retain, in a segregated interest bearing account (the "Segregated Account"), the termination fee and all amounts to be paid in settlement of Dr. Yuen's unpaid salary, bonuses and unused vacation days (collectively, the "Retained Funds") due to Dr. Yuen on the Effective Date pursuant to Section 2(a) of the Yuen Termination Agreement (as defined in the Umbrella Agreement), and upon doing so, the Company will be deemed to have performed all of its payment obligations as of the Effective Date under the Restructuring Agreements, and, except as otherwise contemplated by this paragraph, all other actions (including Dr. Yuen's resignation and the termination of Dr. Yuen's existing employment agreement) required to take place on the Effective Date will be deemed to have been performed as of such time. The Retained Funds will be retained by the Company and remain Company property until, with respect to any portion of the Retained Funds, the earlier of (a) the disbursement of such Retained Funds in accordance with the terms of an agreement reached between the Securities and Exchange Commission (the "SEC") and Dr. Yuen and (b) the disbursement of any remaining Retained Funds to Dr. Yuen on May 6, 2003 (the "Release Date"). On the Release Date, the Company will transfer the balance of the Retained Funds, as well as all interest earned thereon, to Dr. Yuen in accordance with clause (a) or (b) as the case may be.

          Notwithstanding the prior sentences and, provided that the SEC does not object in either of the following cases, (i) upon receipt of proper substantiation of the amounts requested, the funds due under Section 4 of the Yuen Termination Agreement shall be paid directly by wire transfer to Arkin Kaplan LLP promptly after the date hereof, and (ii) any restricted stock, stock options, or stock units granted pursuant to the Restructuring Agreements (collectively, the "Equity Awards") on the Effective Date, or any date thereafter, shall be issued directly to Dr. Yuen in accordance with the terms of the Restructuring Agreements. If, prior to the date of issuance, a court order prohibiting any such issuance or requiring the escrow (or other similar arrangement) of any of the Equity Awards has not been obtained and remain in force, such

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November 7, 2002
Page 2

Equity Awards will be issued to Dr. Yuen on the later of (a) the Release Date and (b) such later date on which any such Equity Award is to be issued pursuant to the Restructuring Agreements.

          Dr. Yuen hereby acknowledges that the Company will not have any obligation under this letter agreement or under any of the Restructuring Agreements to make any disbursement of any portion of the Retained Funds or to issue any of the Equity Awards to the extent that a court order prohibiting any such disbursement or issuance, or requiring the escrow (or other similar arrangement) of such Retained Funds or Equity Awards has been obtained and remains in force.

          2. As soon as reasonably practicable after the date hereof (but in no event later than seven business days hereafter), the Company's outside legal counsel and/or counsel to the Special Committee of the Board of Directors, along with counsel to Dr. Yuen, will arrange to meet with the SEC for the purpose of jointly seeking the SEC's concurrence to release to Dr. Yuen from the Segregated Account those funds to which Dr. Yuen is entitled pursuant to his existing employment agreement.

          3. Notwithstanding the terms of the New Yuen Employment Agreement (as defined in the Umbrella Agreement) and the Yuen Termination Agreement, (i) until December 31, 2002, the Company will continue to pay Dr. Yuen at the annualized salary of $5,006,649 per annum, such salary being that which was effective immediately prior to the date hereof (the "Current Salary"), and (ii) the termination fee set forth in Section 2(a) of the Yuen Termination Agreement will be decreased to equal $21,999,583.

          4. For all purposes under the Restructuring Agreements, the "Effective Date" shall mean November 7, 2002 and the Restructuring Agreements shall be effective as of such date.

          [The remainder this page has been intentionally left blank - Signature page follows]

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November 7, 2002
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         [Signature page to Gemstar Side Letter Dated November 7, 2002]

Approved and Agreed to:

/s/ Henry C. Yuen
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Dr. Henry C. Yuen


 /s/ Jeff Shell
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Gemstar-TV Guide International, Inc.
By:     Jeff Shell
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Title:  Co-President
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